UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2011

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	0-26823	73-1564280
(State or other jurisdiction of incorporation or organization)	Commission File No.:	(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On July 21, 2010, the Dodd—Frank Wall Street Reform and Consumer Protection Act (the “Act”) was enacted. Section 1503 of the Act included new reporting requirements related to mine safety, including disclosing on a Current Report on Form 8-K the receipt of an imminent danger order under Section 107 (a) of the Federal Mine Safety and Health Act of 1977 (“the Mine Act”) issued by the Federal Mine Safety and Health Administration (“MSHA”).

On Wednesday, May 4, 2011, at approximately 7:55 p.m., Gibson County Coal, LLC (“Gibson”), an operating subsidiary of Alliance Resource Partners, L.P., was issued an imminent danger order under Section 107(a) of the Mine Act. Approximately 20 to 30 minutes prior to the issuance of the order, a contractor’s employee was positioning a dump truck near a refuse pile dumping area at Gibson’s surface facilities. While positioning the truck, the contractor’s employee reportedly noticed the truck sink down. After the contractor’s employee removed himself from the truck safely and without incident, Gibson personnel used a bulldozer and steel cable to pull the truck to a more solid surface. At that time, the contractor’s employee got back in the truck and operations resumed without incident. Gibson contends MSHA’s issuance of an imminent danger order was inappropriate and the situation never constituted an “imminent danger.” Rather, mine personnel handled the situation safely and appropriately. Gibson intends to seek judicial review of the order’s issuance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC,
its managing general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President and Chief Executive Officer

Date: May 10, 2011

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